SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 31, 2004

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                                   ATMI, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                      1-16239               06-1481060
 (State or other jurisdiction of   (Commission file number)   (I.R.S. employer
  incorporation or organization)                             identification no.)


               7 Commerce Drive
             Danbury, Connecticut                                   06810
   (Address of principal executive offices)                       (Zip code)



       Registrant's telephone number, including area code: (203) 794-1100


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[  ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01   Entry into a Material Definitive Agreement

      (a) On December 31, 2004, ATMI, Inc. ("ATMI") and Daniel P. Sharkey entered into a new employment agreement effective January 1, 2005 (the "Sharkey Agreement"), which supercedes the employment agreement entered into between Mr. Sharkey and Advanced Technology Materials, Inc., a Delaware corporation ("ATMI Sub"), dated October 10, 1997.

          The Sharkey Agreement has a two-year term, subject to renewal upon agreement of the parties and subject to earlier termination of employment for any reason. Under the Sharkey Agreement, Mr. Sharkey will serve as Vice President, Chief Financial Officer and Treasurer of ATMI and ATMI Sub. Mr. Sharkey shall be entitled to an annual base salary of $280,000 and an annual incentive compensation award with a target of 50% of annual base salary and a maximum bonus opportunity of 100% of annual base salary. If Mr. Sharkey's employment is terminated other than for "cause" (as defined in the Sharkey Agreement) or if he resigns for "good reason" (as defined in the Sharkey Agreement), Mr. Sharkey will be entitled to twelve months of base salary and, if elected, continuation of certain medical benefits. Furthermore, in the event Mr. Sharkey's employment is terminated other than for cause (as defined in the Sharkey Agreement) or if he resigns for "good reason" (as defined in the Sharkey Agreement), in either case within 548 days after a "change of control" (as defined in the Sharkey Agreement), (a) all stock options held by Mr. Sharkey to purchase shares of ATMI common stock shall become fully vested and immediately exercisable and shall remain exercisable for no less than one year after such termination, notwithstanding the vesting and exercise provisions of any stock option award agreement concerning such options (but subject to the relevant expiration date), and all restricted stock held by Mr. Sharkey shall be fully vested notwithstanding the vesting provisions of any restricted stock agreement concerning such restricted stock; provided that to the extent that the vesting of all or some of such restricted stock is not permitted under the relevant plan under which such shares are granted, in lieu thereof ATMI will pay Mr. Sharkey an amount in cash equal to the fair market value as of the date of such termination of employment following such "change of control" of those restricted shares that do not vest, and (b) Mr. Sharkey will be entitled at a minimum to the target amount under any bonus plans then in effect as if fully earned. Under the Sharkey Agreement, upon the termination of Mr. Sharkey's employment, he will be subject to certain non-competition and non-solicitation restrictions.

          In addition, on December 31, 2004, ATMI and Cynthia L. Shereda entered into an Amendment to Employment Agreement dated as of December 31, 2004 (the "Amendment"), which amends the Employment Agreement dated April 29, 2004 (the "Shereda Agreement"). Pursuant to the Amendment, a provision is being added to the Shereda Agreement to provide that in the event Ms. Shereda is terminated other than for cause (as defined in the Shereda Agreement) or if she resigns for "good reason" (as defined in the Shereda Agreement), in either case within 548 days after a "change of control" (as defined in the Shereda Agreement), to the extent that the vesting of any restricted stock held by Ms. Shereda is not permitted under the relevant plan under which such shares are granted, in lieu thereof ATMI will pay Ms. Shereda an amount in cash equal to the fair market value as of the date of termination of employment following such "change of control" of those restricted shares that do not vest.

 Item 9.01  Financial Statements and Exhibits

      (c)   Exhibits.

            10.1 Employment Agreement dated December 31, 2004 by and between ATMI, Inc. and Daniel P. Sharkey, and accompanying Novation Agreement of ATMI, Inc.

            10.2 Amendment to Employment Agreement dated April 29, 2004, dated as of December 31, 2004 by and between ATMI, Inc. and Cynthia
                  L. Shereda.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, ATMI, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2005

                                       ATMI, INC.



                                       By: /s/ Daniel P. Sharkey
                                          --------------------------------------
                                          Name:  Daniel P. Sharkey
                                          Title: Vice President, Treasurer and
                                                 Chief Financial Officer




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